Exhibit No. 20.1

                        CIT Home Equity Loan Trust 2002-2
            Home Equity Loan Asset Backed Certificates, Series 2002-2
                          Master Servicer's Certificate

                                                            Due Period 6/30/2002
                                                    Determination Date 7/22/2002
                                                     Distribution Date 7/25/2002

I   Available in Certificate Account

    Principal collected on Mortgage Loans                         13,755,830.96
    All Liquidation Proceeds with respect to Principal                     0.00
    Recoveries on previously Liquidated Mortgages
      with respect to Principal                                            0.00
    Principal portion of Purchase Price on
      Repurchased Mortgage Loans                                           0.00
    Substitution Adjustment with respect to Principal                      0.00
                                                                  -------------
         Principal Distribution Amount                            13,755,830.96

    Interest collected on Mortgage Loans                           6,797,071.60
    Interest portion of Purchase Price on
      Repurchased Mortgage Loans                                           0.00
    Recoveries on previously Liquidated Mortgages
      with respect to Interest                                             0.00
    Substitution Adjustment with respect to Interest                       0.00
    Master Servicer Monthly Advances (net of
      Compensating Interest)                                       2,654,231.53
    Reimbursement of previous months Servicer Advances                     0.00
    Compensating Interest                                             10,813.14
    Investment Earnings on Certificate Account                             0.00
                                                                  -------------
         Interest Remittance Amount                                9,462,116.27

    Amount not Required to be deposited                                    0.00

         Total available in the Certificate Account               23,217,947.23

II Distributions                                   Per $1,000         Amount
                                                   -----------    -------------
1.     Aggregate Class AF Distribution             29.84758926    17,368,312.19

2.     Aggregate Class A-IO Distribution            4.16666667       791,000.00

3.     Aggregate Class MF-1 Distribution            4.99166677       165,523.67

4.     Aggregate Class MF-2 Distribution            5.32500000       141,272.25

5.     Aggregate Class BF Distribution              5.69166667       122,598.50

6.     Aggregate Class AV Distribution             14.71722665     3,859,004.00

7.     Aggregate Class MV-1 Distribution            1.93666667        38,346.00

8.     Aggregate Class MV-2 Distribution            2.41111130        42,025.67

9.     Aggregate Class BV Distribution              2.94777797        51,379.77

10.    Aggregate Class X-IO Distribution            0.00000000             0.00

11.    Aggregate Class R Distribution                                      0.00

12.    Aggregate Master Servicer Distribution                        638,485.18
                                                                  -------------
          Total Distributions =                                   23,217,947.23

III Certificate Class Balances                  Factor %             Amount
                                              ------------       --------------
    Opening Senior Class A Certificate
    Balances as reported in prior
    Monthly Master Servicer Report for
    Group I Certificates:

       (a)  Class AF-1A                       100.00000000%      581,900,000.00
       (b)  Class A-IO (Notional Amount)                         189,840,000.00

    Opening Subordinated Class MF & BF
    Certificate Balances as reported in
    prior Monthly Master Servicer Report
    for Group I Certificates:

       (a)  Class MF-1                        100.00000000%       33,160,000.00
       (b)  Class MF-2                        100.00000000%       26,530,000.00
       (c)  Class BF                          100.00000000%       21,540,000.00
                                                                 --------------
                                                                  81,230,000.00

    Opening Senior Class AV Certificate
    Balances as reported in prior Monthly
    Master Servicer Report for Group II
    Certificates:

       (a)  Class AV                          100.00000000%      262,210,000.00

    Opening Subordinated Class MV & BV
    Certificate Balances as reported in
    prior Monthly Master Servicer Report
    for Group II Certificates:

       (b)  Class MV-1                        100.00000000%       19,800,000.00
       (c)  Class MV-2                        100.00000000%       17,430,000.00
       (d)  Class BV                          100.00000000%       17,430,000.00
                                                                 --------------
                                                                  54,660,000.00

IV  Principal Distribution Amount

1(a). Basic Principal Amount                          No.            Amount
                                                   --------       -------------
       (a)  Stated principal collected                             1,735,422.07
       (b)  Principal Prepayments                      154        12,020,408.89
       (c)  Liquidation Proceeds                                           0.00
       (d)  Repurchased Mortgage Loans                   0                 0.00
       (e)  Substitution Adjustment related
            to Principal                                                   0.00
       (f)  Recoveries on previously
            Liquidated Mortgages with
            respect to Principal                                           0.00
                                                                  -------------
               Total Principal Distribution                       13,755,830.96

1(b). Subordination Increase Amount                                4,679,625.32

2(a). Class AF Principal Distribution Amount for Group I Certificates:

                                               Per $ 1,000
                                               -----------
       1.  Class AF                            25.78925592        15,006,768.02

2(b). Class MF & BF Principal Distribution
      Amount Group I Certificates:

       1.  Class MF-1                           0.00000000                 0.00
       2.  Class MF-2                           0.00000000                 0.00
       3.  Class BF                             0.00000000                 0.00

2(c). Class AV Principal Distribution Amount
      Group II Certificates:

       1.   Class AV                           13.07611556         3,428,688.26

2(d). Class AV Principal Distribution Amount
      Group II Certificates:

       1.  Class MV-1                           0.00000000                 0.00
       2.  Class MV-2                           0.00000000                 0.00
       3.  Class BV                             0.00000000                 0.00

2(e) Class M Applied Realized Loss for Group
     I Certificates:

       1.  Class MF-1                           0.00000000                 0.00
       2.  Class MF-2                           0.00000000                 0.00
       3.  Class BF                             0.00000000                 0.00

2(f) Class B Applied Realized Loss for Group
     II Certificates:

       1.  Class MV-1                           0.00000000                 0.00
       2.  Class MV-2                           0.00000000                 0.00
       3.  Class BV                             0.00000000                 0.00

                                                Factor %             Amount
                                              ------------       --------------
    Ending Senior Class A Certificate
    Balances after distributions of
    principal in this Monthly Master
    Servicer Report for Group I
    Certificates:

       (a)  Class AF-1A                        97.42107441%      566,893,231.98
       (b)  Class A-IO (Notional Amount)                         189,840,000.00

    Ending Subordinated Class MF & BF
    Certificate Balances after
    distributions of principal in this
    Monthly Master Servicer Report Group
    I Certificates:

       (a)  Class MF-1                        100.00000000%       33,160,000.00
       (b)  Class MF-2                        100.00000000%       26,530,000.00
       (c)  Class BF                          100.00000000%       21,540,000.00
                                                                  -------------
                                                                  81,230,000.00

    Ending Senior Class AV Certificate
    Balances after distributions of
    principal in this Monthly Master
    Servicer Report for Group II
    Certificates:

       (a)  Class AV                           98.69238844%      258,781,311.74

    Ending Subordinated Class MV & BV
    Certificate Balances after
    distributions of principal in this
    Monthly Master Servicer Report for
    Group II Certificates:

       (b)  Class MV-1                        100.00000000%       19,800,000.00
       (c)  Class MV-2                        100.00000000%       17,430,000.00
       (d)  Class BV                          100.00000000%       17,430,000.00
                                                                  -------------
                                                                  54,660,000.00

V   Interest Distribution Amount

    Fixed Rate Certificates

       (b) Fixed Rate Certificates
           applicable Pass-Through Rate
          1. Class AF-1A                           4.87000%
          2. Class A-IO                            5.00000%
          9. Class MF-1                            5.99000%
          10. Class MF-2                           6.39000%
          11. Class BF                             6.83000%

    Variable Rate Certificates

       (b) LIBOR Rate                              1.84000%

          1. Class AV                              2.11000%
          2. Class MV-1                            2.49000%
          3. Class MV-2                            3.10000%
          4. Class BV                              3.79000%

INTEREST REMITTANCE AMOUNT

          1. Interest collected on
             Mortgage Loans                   6,797,071.60
          2. Interest advanced on
             Mortgage Loans                   2,654,231.53
          3. Compensating Interest on
             Mortgage Loans                      10,813.14
          4. Substitution Adjustment
             interest                                 0.00
          5. Purchase Price interest on
             repurchased accounts                     0.00
          6. Liquidation Proceeds interest
             portion                                  0.00
          7. Recoveries on previously
             Liquidated Mortgages
             with respect to Interest                 0.00

                  TOTAL INTEREST REMITTANCE
                  AMOUNT                                           9,462,116.27

    Current Interest Requirement

          1. Class AF-1A @ applicable
             Pass-Through Rate                                     2,361,544.17
          2. Class A-IO @ applicable
             Pass-Through Rate                                       791,000.00
          3. Class MF-1 @ applicable
             Pass-Through Rate                                       165,523.67
          4. Class MF-2 @ applicable
             Pass-Through Rate                                       141,272.25
          5. Class BF @ applicable
             Pass-Through Rate                                       122,598.50
          6. Class AV @ applicable
             Pass-Through Rate                                       430,315.74
          7. Class MV-1 @ applicable
             Pass-Through Rate                                        38,346.00
          8. Class MV-2 @ applicable
             Pass-Through Rate                                        42,025.67
                                                                   ------------
          9. Class BV @ applicable
             Pass-Through Rate                                        51,379.77

    Interest Carry Forward Amount

          1.  Class AF-1A                             0.00
          2.  Class A-IO                              0.00
          3.  Class MF-1                              0.00
          4.  Class MF-2                              0.00
          5.  Class BF                                0.00
          6.  Class AV                                0.00
          7.  Class MV-1                              0.00
          8.  Class MV-2                              0.00
          9.  Class BV                                0.00
          10. Class X-IO                              0.00

    Certificates Interest Distribution Amount

                                               Per $ 1,000
                                               -----------
          1. Class AF-1A                        4.05833334         2,361,544.17
          2. Class A-IO                         4.16666667           791,000.00
          3. Class MF-1                         4.99166677           165,523.67
          4. Class MF-2                         5.32500000           141,272.25
          5. Class BF                           5.69166667           122,598.50
          6. Class AV                           1.64111109           430,315.74
          7. Class MV-1                         1.93666667            38,346.00
          8. Class MV-2                         2.41111130            42,025.67
          9. Class BV                           2.94777797            51,379.77
                                                                   ------------
                                                                   4,144,005.77

VI  Credit Enhancement Information

                                                   Group I        Group II          Total
                                                -------------   -------------   -------------
       (a)  Senior Enhancement Percentage               12.48%          17.33%          29.81%

       (b)  Overcollateralization Amount:

          1. Opening Overcollateralization
             Amount                                      0.00           13.79           13.79
          2. Ending Overcollateralization
             Amount                              2,795,641.93    1,883,997.18    4,679,639.11
          3. Targeted Overcollateralization
             Amount                             15,252,032.86   10,773,517.11   26,025,549.97
          4. Subordination Deficiency           12,456,390.93    8,889,519.93   21,345,910.86
          5. Overcollateralization Release
             Amount                                      0.00            0.00            0.00

VII Trigger Information

       1. (a) 60+ Delinquency  Percentage                0.85%           0.65%
          (b) Delinquency Event in effect
              (Group I > 50% or Group II > 40%) ?          NO              NO

       2. (a) Cumulative Loss Percentage                 0.00%           0.00%

          (b) Applicable Loss Percentage for
              current Distribution                       2.25%           3.25%
          (c) Cumulative Loss Trigger Event
              in effect                                    NO              NO

VIII Pool Information                                 No.            Amount
                                                    ------       --------------
    (a)   Closing Mortgage Loan Principal
          Balance:
       1. Fixed Rate                                 8,444       650,918,873.91
       2. Adjustable Rate                            2,722       315,325,308.92

              Total Closing Mortgage Loan
              Principal Balance:                    11,166       966,244,182.83

    (b)   Balloon Mortgage Loans
          1. Fixed Rate                                290        23,398,187.64
          2. Adjustable Rate                             0                 0.00

              Total Closing Mortgage Loan
              Principal Balance:                       290        23,398,187.64

    (c)   Weighted Average Mortgage Rate:
          1. Fixed Rate                                                   9.468%
          2. Adjustable Rate                                              8.184%

              Total  Weighted Average
              Mortgage Rate                                               9.049%

    (d)   Weighted Average Net Mortgage Rate:
          1. Fixed Rate                                                   8.978%
          2. Adjustable Rate                                              7.701%

    (e)   Weighted Average Remaining Maturity:
          1. Fixed Rate                                                  296.80
          2. Adjustable Rate                                             351.54

    (f)   Weighted Average Original Maturity:
          1. Fixed Rate                                                  315.00
          2. Adjustable Rate                                             359.00

IX  Delinquency Information                       No.      %          Amount
                                                 -----  ------    -------------
    A. Fixed Rate Mortgage Loans:

       (a)  Delinquent Contracts:
            1. 31 - 59 Day Accounts               304    3.24%    21,072,138.31
            2. 60 - 89 Day Accounts                84    0.78%     5,087,580.45
            3. 90+  Day Accounts                    4    0.04%       287,742.64

       (b)  Mortgage Loans - In Foreclosure         0    0.00%             0.00
       (c)  REO Property Accounts                   2    0.02%       161,706.66

B.  Adjustable Rate Mortgage Loans:
       (a)  Delinquent Contracts:
            1. 31 - 59 Day Accounts                89    2.48%     7,820,263.56
            2. 60 - 89 Day Accounts                23    0.57%     1,781,718.13
            3. 90+  Day Accounts                    1    0.03%        79,794.47

       (b)  Mortgage Loans - In Foreclosure         0    0.00%             0.00
       (c)  REO Property Accounts                   1    0.06%       178,904.74

C.  Total For All Mortgage Loans
       (a)  Delinquent Contracts:
            1. 31 - 59 Day Accounts               393    2.99%    28,892,401.87
            2. 60 - 89 Day Accounts               107    0.71%     6,869,298.58
            3. 90+  Day Accounts                    5    0.04%       367,537.11

       (b) Mortgage Loans - In Foreclosure          0    0.00%             0.00
       (c) REO Property Accounts                    3    0.04%       340,611.40

X   Realized Losses                                     No.           Amount
                                                      ------       ------------
    1. (a)  Gross Realized Losses during
            the period                                   0                 0.00

       (b)  Realized Losses during the period
            1. Group I                                                     0.00
            2. Group II                                                    0.00
                                                                   ------------
                 Total                                                     0.00

       (c)  Cumulative Gross Realized Losses             0                 0.00

       (d)  Cumulative Realized Losses
            1. Group I                                                    (0.00)
            2. Group II                                                    0.00

                 Total                                                    (0.00)

    (e) Cumulative Applied Realized Losses

            i. Class MF-1                                                  0.00
           ii. Class MV-1                                                  0.00
          iii. Class MF-2                                                  0.00
           iv. Class MV-2                                                  0.00
            v. Class BF                                                    0.00
           vi. Class BV                                                    0.00

XI  Miscellaneous Information

    1. (a)  Monthly Master Servicer Fee

           i. Monthly Servicing Fee                                  408,333.34
          ii. Mortgage Fees                                          230,151.84
         iii. Mortgage Insurance Premium
              Reimbursement                                                0.00
          iv. Certificate Account Investment
              Earnings                                                     0.00

       (b)  Amount of prior unpaid Master
            Servicing Fees paid with this
            distribution                                                   0.00

       (c)  Total Master Servicing Fees paid
            with this distribution                                   638,485.18

       (d)  Amount of unpaid Master Servicing
            Fees as of this distribution                                   0.00

    2. (a)  Opening Master Servicer Advance
            Balance                                                        0.00

       (b)  Current Advance (exclusive of
            Compensating Interest)                                 2,654,231.53

       (c)  Reimbursement of prior Master
            Servicer Advances                                              0.00
                                                                   ------------

       (d)  Ending Master Servicer Advance
            Balance                                                2,654,231.53

    3. Current period Compensating Interest                           10,813.14

    4. (a)  Stepdown Date in effect ?                                        NO